                                                                    Exhibit 99.2

                                                                Public Relations
                                                                   MetLife, Inc.
For Immediate Release                                          One MetLife Plaza
                                                        27-01 Queens Plaza North
[MetLife Logo]                                        Long Island City, NY 11101


Contacts: For Media:     John Calagana
                         (212) 578-6252

          For Investors: Tracey Dedrick
                         (212) 578-5140



         METLIFE ANNOUNCES $1.8 BILLION OFFERING OF COMMON EQUITY UNITS

NEW YORK, June 10, 2005 - MetLife, Inc. (NYSE: MET) announced that it will offer common equity units commencing today, June 10, 2005. MetLife expects that the offering will raise at least $1.8 billion in gross proceeds. Each common equity unit will consist of a fractional interest in trust preferred securities issued by subsidiary trusts of MetLife, as well as a stock purchase contract requiring the holder to purchase, and MetLife to sell, shares of MetLife common stock, the number of which is to be determined upon settlement of the contract based on the market price of MetLife common stock shortly before the time of settlement. The interest in the trust preferred securities and the purchase contract will be separable at the option of holders of the units if certain procedures are followed. Settlement of the stock purchase contracts is expected to occur in two stages six months apart, with the first settlement expected to occur approximately three years from the date of issuance of the common equity units.

MetLife intends to use the net proceeds from the offering to fund a portion of the purchase price for MetLife's previously announced acquisition of all of the outstanding shares of capital stock of certain of the domestic and international insurance businesses of Citigroup Inc. In addition to the offering of common equity units, MetLife has priced a $600 million offering of floating rate non-cumulative perpetual preferred stock and a $1.5 billion offering of fixed rate non-cumulative perpetual preferred stock, and currently expects that it may also offer other securities to fund a portion of the purchase price for the acquisition.

The global coordinators for this offering will be Banc of America Securities LLC and Goldman, Sachs & Co. The joint bookrunners for this offering will be Citigroup, Credit Suisse First Boston, Lehman Brothers, Merrill Lynch & Co., Morgan Stanley and UBS Investment Bank.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

When available, copies of the prospectus, subject to completion, relating to the common equity units may be obtained by contacting Banc of America Securities LLC, Capital Markets Operations (Prospectus Fulfillment), 100 West 33rd Street, New York, NY 10001 (646-733-4166); Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004 (212-902-1171); or the offices of any of the joint bookrunners identified above.

About MetLife

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 9 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to those described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      ###